EXHIBIT 99

      WILSHIRE BANCORP NET INCOME UP 53% IN THIRD QUARTER AND YEAR-TO-DATE;
          STRONG LOAN PRODUCTION AND EXCELLENT CREDIT QUALITY CONTINUE

LOS ANGELES, CA - October 20, 2004 - Wilshire Bancorp Inc. (Nasdaq: WIBC), the holding company for Wilshire State Bank, today reported strong loan production and a continued focus on improving operating efficiencies resulted in record profits in both the third quarter and first nine months of 2004, with net income growing 53% in both periods. For the quarter ended September 30, 2004, net income was $5.1 million, or $0.36 per diluted share, compared to $3.3 million, or $0.23 per share in the third quarter a year ago. Year-to-date, net income grew to $14.3 million, or $1.00 per diluted share, compared to $9.3 million, or $0.65 per share in the first nine months of 2003.
In August 2004, Wilshire Bancorp was formed as a holding company for Wilshire State Bank (formerly WSBK). As a result, all results prior to the formation of the Wilshire Bancorp reflect the operations of the bank, which are directly comparable to those of the holding company. All per share results reflect the two stock dividends, totaling 220%, issued to the bank's shareholders in 2003, prior to the one-for-one stock conversion into Wilshire Bancorp in connection with the holding company formation.
"We formed a holding company to provide us with greater operating flexibility and expand the offering of financial services we provide," stated Soo Bong Min, President and CEO. "This is part of our overall growth strategy: selling more products from more locations, cross-selling current customers on additional services, and constantly prospecting for new business. Our recent expansion efforts include opening a full-service branch in L.A.'s Fashion Town in March and three Business Lending Offices in June of this year. In addition, we plan to open our thirteenth branch in Buena Park later this month." Due to the diversification and expansion efforts, as well as a thriving multi-ethnic business environment in each of the bank's operating areas, new loan originations were up 44% year-to-date to $522.3 million, compared to $362.9 million in the first nine months of 2003. Total loans have grown 39% in the past year to $972.8 million, compared to $699.8 million at the end of the third quarter last year. Assets have increased to $1.21 billion, up from $892.0 million a year ago. Deposits increased 33% to $1.05 billion at the end of the third quarter, compared to $786.5 million a year earlier. In the first nine months of 2004, Wilshire generated an annualized return on average equity (ROE) of 26.0%, up from 24.7% a year ago. The annualized return on average assets
(ROA) improved to 1.71% year-to-date, compared to 1.61% in the first three quarters of 2003. The efficiency ratio improved to 41.9% for the period, compared to 47.7% in the first nine months of last year. For the quarter ended September 30, 2004, Wilshire's ROE improved to 25.3%, up from 24.8% in the third quarter last year, and ROA was 1.67%, compared to 1.60% in the same quarter last year. The efficiency ratio improved to 41.8% in the quarter, compared to 48.1% in the third quarter a year ago. "While we have grown our franchise and consistently post some of the best profitability ratios in the industry, we have maintained our high underwriting standards and continue to report excellent credit quality," stated Brian Cho, Chief Financial Officer. "Non-performing loans have dropped dramatically from a year ago, both in dollars and as a percentage of gross loans. However, we have increased our provision for loan losses to keep pace with our growing portfolio, and believe that our current coverage is adequate." At quarter-end, non-performing loans (NPLs) were $3.0 million, representing just 0.31% of total loans, compared to $4.2 million, or 0.61% of total loans a year earlier. The provision for loan losses nearly doubled from a year ago for both the quarter and nine-month periods, totaling $1.5 million and $3.0 million, respectively, in 2004. The allowance for loan losses totaled $11.1 million at September 30, 2004, representing 1.14% of gross loans and 370% of NPLs. A year ago, the loan loss allowance was $8.2 million, or 1.17% of gross loans and 192% of NPLs. "Our net interest margin showed an improvement of 23 basis points on a sequential quarter basis, at 3.97% from 3.74% in the second quarter," Cho said. "I expect that trend will persist if short-term borrowing rates continue to rise. On a year-over-year basis, however, the margin was down, as steep competition for deposits has resulted in an increased cost of funds." Net interest margin was 4.07% in the third quarter of 2003. For the nine-month period, the net interest margin improved by one basis point from a year ago to 3.91%. In the third quarter, net interest income grew 43% to $11.1 million in the quarter, compared to $7.7 million a year ago. Interest income grew 48% to $15.9 million, reflecting the rising short-term interest rate environment and larger asset base, while interest expense increased 61% to $4.8 million. Other operating income grew by 42% to $5.9 million, from $4.2 million in the third quarter of 2003, primarily due to larger gains on the sale of loans and securities. Other operating expense increased by 24% to $7.1 million, compared to $5.7 million in the third quarter a year ago, reflecting the increased staffing and occupancy expenses associated with the bank's growth. For the nine-month period, the same factors as above drove the results. Net interest income increased 43% to $29.8 million year-to-date, from $20.8 million last year. Other operating income grew 38% to $16.2 million, compared to $11.7 million in the nine-month period a year ago. Other operating expense increased by 24% to $19.3 million, from $15.5 million in the first three quarters of 2003. At quarter-end, shareholders' equity increased 52% to $83.4 million, from $55.0 million at September 30, 2003, while book value grew to $5.93 per share, from $4.25 a year prior. Capital ratios continue to exceed the "Well Capitalized" guidelines established by regulatory agencies. At September 30, 2004, Tier 1 Leverage Ratio was 8.02%, Tier 1 Risk-Based Capital Ratio was 9.84%, and Total Risk-Based Capital Ratio was 12.01%, compared to 6.61%, 7.58%, and 10.10%, respectively, at the end of the third quarter last year.

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

WIBC - Record 3Q04 Profits
October 20, 2004
Page Two

Wilshire Bancorp is the holding company for Wilshire State Bank, which has ten full-service branch offices in Los Angeles County and two branches in Orange County. The bank is an SBA Preferred Lender in all branch office locations, as well as its loan production office locations in the San Jose area, Seattle and Dallas, which are primarily utilized for SBA lending. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. The bank's strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

CONSOLIDATED STATEMENT OF
 OPERATIONS
---------------------------
(unaudited)(dollars in
 thousands, except per              Quarter Ended September                             Nine Months Ended
   share data)                               30,            Percentage                    September 30,       Percentage
                                       2004         2003       Change                    2004         2003      Change
                                   -----------  ----------- ----------               -----------  ----------- ----------
INTEREST INCOME
 Interest on Loans & Leases       $    14,837  $    10,024         48%              $    39,449  $    27,127         45%
 Interest on Securities                   786          591         33%                    2,150        1,762         22%
 Interest on Federal Funds Sold
  and Other Cash Equivalents              302          113        166%                      584          488         20%
                                   -----------  -----------                          -----------  -----------
Total Interest Income                  15,925       10,728         48%                   42,183       29,377         44%

INTEREST EXPENSE
 Deposits                               4,313        2,817         53%                   11,150        8,114         37%
 FHLB Advances and Other                  499          163        206%                    1,276          465        175%
                                   -----------  -----------                          -----------  -----------
Total Interest Expense                  4,812        2,980         61%                   12,426        8,579         45%

Net Interest Income                    11,113        7,748         43%                   29,757       20,798         43%
Provision for Loan Losses               1,450          755         92%                    3,017        1,551         95%
                                   -----------  -----------                          -----------  -----------
Net Interest Income After Loan
 Loss Provision                         9,663        6,993         38%                   26,740       19,247         39%

OTHER OPERATING INCOME
 Fees on Deposits                       1,892        1,572         20%                    5,549        5,076          9%
 Gain on Sales of  Loans                2,731        1,644         66%                    6,902        3,758         84%
 Other                                  1,324          978         35%                    3,756        2,908         29%
                                   -----------  -----------                          -----------  -----------
Total Other Operating Income            5,947        4,194         42%                   16,207       11,742         38%

OPERATING EXPENSES
 Salaries and Employee Benefits         3,709        3,115         19%                   10,386        8,798         18%
 Occupancy & Equipment                    711          569         25%                    1,996        1,571         27%
 Other                                  2,708        2,050         32%                    6,891        5,154         34%
                                   -----------  -----------                          -----------  -----------
Total Other Operating Expenses          7,128        5,734         24%                   19,273       15,523         24%
                                   -----------  -----------                          -----------  -----------

 Income Before Taxes                    8,482        5,453         56%                   23,674       15,466         53%
 Income Tax                             3,382        2,122         59%                    9,405        6,128         53%
                                   -----------  -----------                          -----------  -----------
NET INCOME                        $     5,100  $     3,331         53%              $    14,269  $     9,338         53%
                                   ===========  ===========                          ===========  ===========

Per Share Data
 Basic Earnings Per Common Share  $      0.36  $      0.26         41%              $      1.04  $      0.73         42%
 Earnings Per Share - Assuming
  Dilution                        $      0.36  $      0.23         55%              $      1.00  $      0.65         54%
Weighted Average Shares
 Outstanding                       14,022,645   12,916,734                           13,728,005   12,875,036
Weighted Average Shares
 Outstanding Including
 Dilutive Effect Of Stock Options  14,351,566   14,497,961                           14,219,085   14,329,652

CONSOLIDATED FINANCIAL
  RATIOS
---------------------------
(unaudited)(dollars in
  thousands, except per                                      Nine Months
  share data)                            Quarter Ended          Ended
                                         September 30,      September 30,
                                          2004     2003     2004      2003
                                        -------   ------   -------   -------
Annualized Return on Average Assets       1.67%    1.60%     1.71%     1.61%
Annualized Return on Average Equity      25.25%   24.80%    26.00%    24.67%
Efficiency Ratio                         41.78%   48.06%    41.93%    47.71%
Annualized Operating Expense/Average
 Assets                                   2.33%    2.76%     2.32%     2.67%
Annualized Net Interest Margin            3.97%    4.07%     3.91%     3.90%
Tier 1 Leverage Ratio                     8.02%    6.61%
Tier 1 Risk-Based Capital Ratio           9.84%    7.58%
Total Risk-Based Capital Ratio           12.01%   10.10%
Book Value Per Share                   $  5.93   $ 4.25

                                     (more)

WIBC - Record 3Q04 Profits
October 20, 2004
Page Three

CONSOLIDATED BALANCE SHEET
---------------------------
(unaudited)(dollars in
  thousands, except share
    data)                       September December September One Year 30, 31,
                                30, Percentage
                                         2004       2003      2003      Change
                                      ----------  --------  --------  ----------
ASSETS:
Noninterest-Earning Demand
 Deposits and Cash on Hand           $   47,713  $ 62,486  $ 46,221           3%
Federal Funds Sold and
 Other Cash Equivalents                  68,000    58,000    55,000          24%
                                      ----------  --------  --------
Total Cash and Cash
 Equivalents                            115,713   120,486   101,221          14%

Interest-Bearing Deposits
 in Other Financial
 Institutions                                 3       202       697        -100%

Securities Available For
 Sale                                    65,497    56,995    43,311          51%
Securities Held To
 Maturity                                26,309    23,427    26,303           0%
                                      ----------  --------  --------
Total Securities                         91,806    80,422    69,614          32%

Loans & Leases Receivable               972,830   757,005   699,756          39%
Reserve For Loan Losses                  11,131     9,011     8,157          36%
                                      ----------  --------  --------
Loans & Leases Receivable,
 Net                                    961,699   747,994   691,599          39%

Accrued Interest
 Receivable                               3,572     2,685     2,477          44%
Other Real Estate Owned                       -       377         -         n/a
Premises and Equipment                    5,338     4,802     3,257          64%
Federal Home Loan Bank
 (FHLB) Stock, at Cost                    4,278     1,510     1,500         185%
Cash surrender value of
 Life Insurance                          11,435    11,102    10,974           4%
Other Assets                             18,057    13,684    10,678          69%
                                      ----------  --------  --------
TOTAL ASSETS                         $1,211,901  $983,264  $892,017          36%
                                      ==========  ========  ========

LIABILITIES AND
 STOCKHOLDERS' EQUITY:
LIABILITIES:
Non-interest Bearing
 Demand Deposits                     $  255,719  $238,018  $213,510          20%
Savings & NOW Deposits                   47,776    46,668    40,947          17%
Money Market Deposits                   205,362   150,591   133,343          54%
Time Deposits                           538,727   421,239   398,670          35%
                                      ----------  --------  --------
Total Deposits                        1,047,584   856,516   786,470          33%

FHLB Advances                            45,000    29,000    30,000          50%
Acceptance                                2,312     2,750     1,635          41%
Subordinated Debentures                  25,464    25,464    10,000         n/a
Accrued Interest and Other
 Liabilities                              8,173    10,793     8,937          -9%
                                      ----------  --------  --------
Total Liabilities                     1,128,533   924,523   837,042          35%

STOCKHOLDERS' EQUITY:
Common Stock - No Par
 Value -Authorized,
  80,000,000 Shares; Issued
   and Outstanding,
    14,052,195, 12,951,364
    and 12,924,764 Shares,
    Respectively                         38,997    28,391    28,285          38%
Retained Earnings                        44,415    30,147    26,668          67%
Accumulated Other
 Comprehensive Income, Net
 of Taxes                                   (44)      203        22        -302%
                                      ----------  --------  --------
Total Stockholders' Equity               83,368    58,741    54,975          52%
                                      ----------  --------  --------

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                $1,211,901  $983,264  $892,017          36%
                                      ==========  ========  ========


AVERAGE BALANCES
---------------------------               Quarter Ended      Nine Months Ended
(unaudited)(dollars in                    September 30,         September 30,
 thousands)                    2004       2003        2004      2003
                               ----------   ----------   ----------   ----------
Average Assets                 $1,223,991   $  831,570   $1,109,718   $  775,068
Average Equity                 $   80,783   $   53,722   $   73,175   $   50,463
Average Net Loans (includes
 LHFS)                         $  945,462   $  648,312   $  867,439   $  588,847
Average Deposits               $1,053,700   $  740,618   $  955,648   $  692,718
Average Interest Earning
 Assets                        $1,120,497   $  761,544   $1,014,887   $  710,971

                                     (more)

WIBC - Record 3Q04 Profits
October 20, 20044
Page Four

ALLOWANCE FOR LOAN LOSSES                 Quarter Ended        Nine Months Ended
---------------------------                September 30,         September 30,
(unaudited) (dollars in                   2004       2003       2004      2003
 thousands)                            --------    -------    -------    -------

Balance at Beginning of Period        $ 10,251    $ 7,278    $ 9,011    $ 6,343
Provision for Loan Losses             $  1,450    $   755    $ 3,017    $ 1,551
Less Charge Offs (Net Recoveries)     $    501    $  (129)   $   441    $  (264)
Less: Provision for (recapture
  of)losses on off balance sheet
   item                               $     69    $     5    $   456    $     1
                                       --------    -------    -------    -------
Balance at End of Period              $ 11,131    $ 8,157    $11,131    $ 8,157
Loan Loss Allowance/Gross Loans           1.14%      1.17%
Loan Loss Allowance/Non-
 performing Loans                       369.75%    192.31%
Loan Loss Allowance/Total Assets          0.92%      0.91%
Loan Loss Allowance/Non-performing
 Assets                                 369.75%    192.31%


NON-PERFORMING ASSETS
---------------------------                                September 30,
(net of guaranteed portion)                              2004           2003
                                                        ------         ------
Accruing Loans - 90 Days Past Due                      $  156         $  397
Non-accrual Loans                                       2,838          3,820
Restructured Loans                                         16             25
                                                        ------         ------
Total Non-performing Loans                              3,010          4,242
Total Non-performing Loans/Gross Loans                   0.31%          0.61%
OREO                                                   $    -         $    -
                                                        ------         ------
Total Non-performing Assets                            $3,010         $4,242
Total Non-performing Assets/Total Assets                 0.25%          0.48%


BOARD OF DIRECTORS                         Steven Koh, Chairman     Mel Elliot          Larry D. Greenfield   Gap Su Kim
                                           Soo Bong Min             Fred F. Mautner     Young Hi Pak          Harry Siafaris
                                           Kyu Hyun Kim             Richard Y. Lim      Forrest I. Stichman   Donald Byun

CORPORATE OFFICERS:                        Soo Bong Min, President &Brian E. Cho, SVP & Joanne Kim, SVP & CLO
INDEPENDENT AUDITORS:                      Deloitte & Touche, LLP (Los Angeles, CA)
TRANSFER AGENT:                            US Stock Transfer Corp. (Glendale, CA  818.502.1404)
LEGAL COUNSEL:                             Fried, Bird & Crumpacker   (Los Angeles, CA) Jenkens & Gilchrist, LLP  ( Dallas, TX)

CORPORATE OFFICE & DEPARTMENTS                   BRANCH OFFICES
3200 Wilshire Boulevard,                         WILSHIRE OFFICE  (213.387.3200)  3200 Wilshire Boulevard, Los Angeles, CA 90010
Los Angeles,CA 90010                              WESTERN OFFICE  (213.387.7070)  841 South Western Avenue, Los Angeles, CA 90005
CORPORATE OFFICE  (213.387.3200)                 CERRITOS OFFICE  (562.926.2520)  17500 Carmenita Rd., Cerritos, CA 90703
SBA DEPARTMENT  (888.WSB.LEND)                   DOWNTOWN OFFICE  (213.763.1800)  1122 South Maple Ave., Los Angeles, CA 90015
TRADE FINANCE DEPARTMENT  (213.427.6897)         FASHION TOWN OFFICE (213.746.3200) 1300 S. San Pedro St.,Suite 200, Los Angeles,
HOME LOAN CENTER  (213.427.1490)                 CA 90015
AUTO LOAN CENTER  (213.427.6545)                 GARDEN GROVE OFFICE  (714.741.6100)  10131 Westminster Ave., Garden Grove, CA 92843
                                                 GARDENA OFFICE  (310.527.5300)  15435 South Western Avenue, Gardena, CA 90249
BUSINESS LENDING OFFICES                         HUNTINGTON PARK OFFICE  (323.584.5950)  6350 Pacific Boulevard,
SAN JOSE OFFICE  (408.942.4200)                  Huntington Park, CA 90255
1367 Jacklin Road, Milpitaas, CA 95305           IRVINE OFFICE (714.730.2200)  14551 Red Hill Avenue, Tustin, CA 92680
DALLAS OFFICE  (972.488.0072)                    MID-WILSHIRE OFFICE  (213.427.7711)  3832 Wilshire Boulevard, Los Angeles, CA 90012
12300 Ford Road, Suite 348, Dallas, TX 75234     ROWLAND HEIGHTS OFFICE  (909.979.8020)  19765 Colima Rd, Rowland Heights, CA 91748
SEATTLE OFFICE  (206.223.8176)                   VALLEY OFFICE  (818.773.6133)  8401 Reseda Boulevard, Northridge, CA 91324
10700 Meridian Avenue, Suite 502, Seattle,       FULLERTON OFFICE (714.690.1400)  5254 Beach Boulevard, Cit of Buena Park, CA 90621
WA 98133 OKLAHOMA OFFICE  (405.942.9600)
4200 Perimeter Center Dr., Suite 245, Oklahoma
City, OK 73112 LAS VEGAS OFFICE (702.210.2463)
3160 S. Valley View, Suite 105, Las Vegas,
NV 89102 SAN ANTONIO OFFICE (210.490.4551)
13750 San Pedro Avenue, Suites 608 and 611, San
Antonio, TX 78232



Statements concerning future performance, events, expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan volumes, the ability to expand net interest margin, loan portfolio performance, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp's most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management, which is subject to change. Although any such projections and the factors influencing them will likely change, the bank will not necessarily update the information, since management will only provide guidance at certain points during the year. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect our financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

                                       -0-

NOTE:  Transmitted on Business Wire at 5:00 am PDT on October 20, 2004.